EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-205058) pertaining to the Amended and Restated Equity Incentive Plan and 2015 Omnibus Equity Incentive Plan of DAVIDsTEA Inc. of our report dated June 15, 2020, with respect to the consolidated financial statements of DAVIDsTEA Inc. included in this Annual Report (Form 10-K) for the year ended February 1, 2020, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP1

Montreal, Canada

June 15, 2020

1 CPA, Auditor, CA, public accountancy permit no. A123806